For Immediate Release:	Exhibit 99.1
FELCOR EXCEEDS FOURTH QUARTER EXPECTATIONS
• RevPAR Increases 16 Percent
     IRVING, Texas...February 7, 2006 - FelCor Lodging Trust Incorporated (NYSE: FCH), one of the nation’s largest hotel real estate investment trusts (REITs), today reported operating results for the fourth quarter and year ended December 31, 2005.
Fourth Quarter Results:
•	Revenue Per Available Room (“RevPAR”) increased 16.2 percent, compared to the same period in 2004. Average Daily Rate (“ADR”) increased 7.1 percent.

•	Hotel Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) increased to $72.2 million, compared to $60.1 million in the prior year quarter, an increase of 20.2 percent. Hotel EBITDA margin was 24.1 percent, representing a 166 basis point improvement to the prior year Hotel EBITDA margin of 22.4 percent.

•	Adjusted Funds From Operations (“FFO”) were $13.3 million, an $8.3 million increase from the prior year period. Adjusted FFO per share increased to $0.21, compared to $0.08 in the prior year, an increase of 163 percent.

•	Same-Store EBITDA increased by $6.7 million to $58.5 million, or 13.0 percent to prior year. Adjusted EBITDA increased $6.2 million to $58.7 million, or 11.7 percent to prior year.

•	Included in Adjusted EBITDA and Adjusted FFO is a $4.2 million, or $0.07 per share, negative impact stemming from hurricane losses related to insurance deductibles as a result of Hurricane Wilma.

•	Net loss applicable to common stockholders was $274.9 million, or $4.62 per share, compared to a net loss of $20.9 million, or $0.35 per share, in the fourth quarter of 2004.

•	Included in the net loss applicable to common stockholders was a fourth quarter impairment charge of $263.1 million associated with the repositioning of our portfolio and the identification of additional non-strategic hotels following an amendment of the InterContinental Hotels Group (“IHG”) agreements.
Full Year Results:
•	RevPAR for the year increased 10.8 percent, compared to 2004. ADR increased 6.2 percent.

•	Hotel EBITDA increased to $305.4 million, compared to $268.1 million in the prior year, an increase of 13.9 percent. Hotel EBITDA margin was 25.2 percent, an increase of 115 basis points over the 24.1 percent prior year margin.

•	Adjusted FFO was $86.0 million, a $23.3 million improvement from the prior year period. Adjusted FFO per share was $1.37, an increase of $0.36 per share, or 35.6 percent over the prior year.

•	Same-Store EBITDA increased $31.7 million, to $264.8 million, or 13.6 percent to prior year. Adjusted EBITDA grew by $12.1 million, to $271.0 million, a 4.7 percent increase to prior year.

•	Included in Adjusted EBITDA and Adjusted FFO is a $6.5 million negative impact stemming from hurricane losses related to insurance deductibles in 2005 and $2.1 million in 2004.

•	Net loss applicable to common stockholders was $297.5 million, or $5.01 per share, compared to a net loss of $135.3 million, or $2.29 per share, in 2004.
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FelCor Lodging Trust 2005 Operating Results
February 7, 2006

•	Included in the net loss applicable to common stockholders was a fourth quarter impairment charge of $263.1 million associated with the repositioning of our portfolio and the identification of additional non-strategic hotels following an amendment of the IHG agreements.
Fourth Quarter Events:
     Included in the fourth quarter Adjusted EBITDA, Adjusted FFO and net loss applicable to common stockholders are hurricane losses aggregating $4.2 million, representing our best estimate of uninsured losses at five of our hotels in southern Florida (including our insurance deductible) from Hurricane Wilma.
     In the fourth quarter, we recorded an impairment charge in continuing operations associated with the repositioning of our portfolio following an agreement with IHG amending our management agreements. This resulted in the identification of 38 non-strategic hotels owned on December 1, 2005, 31 of which were IHG-managed hotels. These non-strategic hotels are located primarily in secondary and tertiary markets, including Texas and Atlanta, Georgia, where we have an excess concentration of hotels. Although these hotels represent 31 percent of our hotel rooms, they represent only 15 percent of our Hotel EBITDA. These hotels have significantly lower RevPAR and Hotel EBITDA margins than our remaining 90 core hotels.
     During the fourth quarter, we refinanced or retired indebtedness totaling $259 million which was secured by 25 of our hotels using a $225 million unsecured term loan facility and excess cash. In conjunction with the refinancing and the debt retirement, we incurred $14.5 million of costs associated with the early extinguishment of debt.
     Better than expected increases in the number of room nights sold and in ADR, in both the transient and group segments, resulted in double digit RevPAR increases in most of our key markets, including Atlanta, Los Angeles, Dallas, Phoenix, New Orleans, Washington D.C., San Francisco Bay area, Philadelphia and Chicago.
     RevPAR was especially strong in Atlanta and Texas, following Hurricane Katrina, as RevPAR increased 29 percent in Atlanta and 31 percent in Texas during the fourth quarter, primarily from gains in average occupancy. This was partially offset by the softness in Florida, as the hotels there were recovering from the effects of Hurricane Wilma. We had rooms out of service in the fourth quarter at our three New Orleans hotels and certain Florida hotels as a result of damage sustained from hurricanes Katrina and Wilma.
     Notwithstanding the unusually high increases in utility and property and liability insurance expense, the strong RevPAR performance provided a 166 basis point improvement in our Hotel EBITDA margin for the quarter.
     “This is an exciting time for FelCor. We are pleased with our continued strong performance in RevPAR and ADR in 2005, as well as far exceeding our expectations. Our repositioning plan has set the stage for further growth,” said Thomas J. Corcoran, Jr., FelCor’s Chairman of the Board. “FelCor has entered a new era and the future is very bright for our Company.”
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FelCor Lodging Trust 2005 Operating Results
February 7, 2006

Capital Structure:
     At December 31, 2005, we had $1.7 billion of debt outstanding with a weighted average life of five years, compared to $1.8 billion at December 31, 2004. Our cash and cash equivalents totaled approximately $95 million at the end of 2005.
     During 2005, we issued 6.8 million depositary shares representing our 8% Series C Preferred Stock, with gross proceeds of $169.4 million. The proceeds were used to redeem all of the shares outstanding of our 9% Series B Preferred Stock. As a result of this redemption, we recorded a reduction in net income applicable to common stockholders of $6.5 million for the original issuance cost of the Series B preferred stock which was redeemed.
     In January, we retired our $225 million unsecured term loan facility and established a new $125 million unsecured line of credit.
The New FelCor:
     On January 25, 2006, we announced the completion of an agreement modifying the current management agreements covering all our owned hotels managed by IHG. This agreement enables us to complete our repositioning program and creates the “New FelCor.”
     The completion of the agreement with IHG enables us to sell our non-strategic hotels and use the proceeds to reduce debt and invest in high return-on-investment capital projects at our remaining core hotels. The New FelCor will be a lower-leveraged company with a much stronger and fully renovated portfolio. Our repositioned portfolio will provide a solid platform for future growth in today’s strong RevPAR environment.
     Following the sale of the non-strategic hotels, New FelCor will have significantly lower exposure to markets with low barriers to entry, such as Atlanta, Dallas, Houston and Omaha and will be more geographically diverse with no market contributing more than six percent of EBITDA.
     “Our asset disposition program continues to be a success. As we complete our repositioning program and focus on improving the existing portfolio through renovations and repositionings, our portfolio will be positioned to have above average growth,” said Richard A. Smith, FelCor’s President and CEO.
Hotel Dispositions:
     In 2005, we disposed of 19 hotels for gross proceeds and forgiveness of debt aggregating $128 million. During January 2006, we sold eight hotels for gross proceeds of $163 million.
     We currently have 27 hotels that we are actively marketing for sale. Gross proceeds from the disposition of these hotels are expected to be approximately $325 and $375 million.
Other Highlights:
     In 2005, we started construction on the Royale Palms condominium development in Myrtle Beach, South Carolina. This project is more than 90 percent pre-sold and is expected to be completed in the summer of 2007.
     Our consolidated capital expenditures for the fourth quarter and full year totaled $38 million and $124 million, respectively.
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FelCor Lodging Trust 2005 Operating Results
February 7, 2006

     In the fourth quarter of 2005 we resumed paying a common dividend, with a $0.15 per share dividend paid on December 1, 2005, and declared and paid fourth quarter dividends on our Series A and Series C preferred stock. We will evaluate the level of the common dividend each quarter.
2006 Guidance:
     We anticipate that during 2006, RevPAR will increase 7 to 9 percent for the consolidated hotels, with the majority of the increase attributable to gains in ADR. RevPAR during the first quarter is expected to increase between 10 and 12 percent to prior year. Based on those expectations, we currently anticipate:
•	Adjusted EBITDA to be between $282 and $289 million for the full year and between $70 and $72 million for the first quarter;

•	Adjusted FFO per share to be between $1.79 and $1.90 for the full year, and to be between $0.42 and $0.45 for the first quarter;

•	Hotel EBITDA margin will increase at least 100 basis points for the year; and

•	Capital expenditures to be between $175 and $200 million for the full year.
     Our January RevPAR increased approximately 18 percent to prior year.
     Our first quarter estimates include the receipt of $5 million in business interruption proceeds as a result of hurricane losses from 2005.
     There are no future asset sales assumed in our guidance. We will adjust our quarterly guidance as asset sales occur. Consequently, we are assuming no further debt reduction, beyond what has occurred to date.
     EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO and Adjusted FFO are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 9 for a reconciliation of each of these measures to our net income and for information regarding the use, limitations and importance of these non-GAAP financial measures.
     We have published our Year End 2005 Supplemental Information, which provides additional corporate data, financial highlights and portfolio statistical data for the quarter and year ended December 31, 2005. Investors are encouraged to access the Supplemental Information on our Web site at www.felcor.com, on the Investor Relations page in the “Financial Reports” section. The Supplemental Information also will be furnished upon request. Requests may be made by e-mail to information@felcor.com or by writing to the Vice President of Investor Relations, FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas, 75062.
     FelCor is one of the nation’s largest hotel REITs and the nation’s largest owner of full service, all-suite hotels. FelCor’s portfolio is comprised of 117 consolidated hotels, located in 28 states and Canada. FelCor’s portfolio includes 64 upper upscale, all-suite hotels, and FelCor is the largest owner of Embassy Suites Hotels® and Doubletree Guest Suites® hotels. FelCor’s hotels are flagged under global brands such as Embassy Suites Hotels, Doubletree®, Hilton®, Sheraton®, Westin®, and Holiday Inn®. FelCor has a current market capitalization of approximately $3.2 billion. Additional information can be found on the Company’s Web site at www.felcor.com.
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FelCor Lodging Trust 2005 Operating Results
February 7, 2006

     We invite you to listen to our 2005 Conference Call on Wednesday, February 8, 2006, at 9:00 a.m. (Central Standard Time). The conference call will be Web cast simultaneously via FelCor’s Web site at www.felcor.com. Interested investors and other parties who wish to access the call should go to FelCor’s Web site and click on the conference call microphone icon on either the “Investor Relations” or “FelCor News” pages. A phone replay will be available from Wednesday, February 8, 2006, at 12:00 p.m. (Central Standard Time), through Friday, March 3, 2006, at 7:00 p.m. (Central Standard Time), by dialing 877-461-2816 (access code is 1180#). A recording of the call also will be archived and available at www.felcor.com.
     With the exception of historical information, the matters discussed in this news release include “forward looking statements” within the meaning of the federal securities laws. Forward looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those currently anticipated. General economic conditions, including the anticipated continuation of the current economic recovery, the impact of U.S. military involvement in the Middle East and elsewhere, future acts of terrorism, the impact on the travel industry of increased fuel prices and security precautions, the impact that the bankruptcy of additional major air carriers may have on our revenues and receivables, the availability of capital, the ability to effect sales of non-strategic hotels at anticipated prices, and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

Contact:
Thomas J. Corcoran, Jr., Chairman of the Board	(972) 444-4901	tcorcoran@felcor.com
Richard A. Smith, President and CEO	(972) 444-4932	rsmith@felcor.com
Andrew J. Welch, Executive Vice President and CFO	(972) 444-4982	awelch@felcor.com
Stephen A. Schafer, Vice President of Investor Relations	(972) 444-4912	sschafer@felcor.com
Monica L. Hildebrand, Vice President of Communications	(972) 444-4917	mhildebrand@felcor.com
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FelCor Lodging Trust 2005 Operating Results
February 7, 2006

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenues:
Hotel operating revenue:
Room	$237,041	$208,121	$975,128	$886,478
Food and beverage	48,200	45,919	174,537	168,391
Other operating departments	14,479	13,796	60,465	58,284
Retail space rental and other revenue	141	129	2,049	2,721

Total revenues	299,861	267,965	1,212,179	1,115,874

Expenses:
Hotel departmental expenses:
Room	63,183	58,235	253,563	238,807
Food and beverage	36,546	34,967	135,558	132,561
Other operating departments	7,492	7,220	30,356	29,028
Other property related costs	89,556	81,342	353,070	323,587
Management and franchise fees	14,854	13,161	61,348	57,305
Taxes, insurance and lease expense	29,181	23,513	122,186	109,310
Abandoned projects	265	—	265	—
Corporate expenses	4,917	5,506	19,025	17,035
Depreciation	30,528	28,668	119,323	111,836

Total operating expenses	276,522	252,612	1,094,694	1,019,469

Operating income	23,339	15,353	117,485	96,405
Interest expense, net	(31,948)	(32,552)	(130,954)	(145,666)
Impairment loss	(263,091)	(3,494)	(263,091)	(3,494)
Hurricane loss	(4,172)	—	(6,481)	(2,125)
Loss on early extinguishment of debt	(11,921)	(4,983)	(11,921)	(44,216)
Charge-off of deferred financing costs	(2,659)	(866)	(2,659)	(6,960)
Gain on swap termination	—	—	—	1,005

Loss before equity in income from unconsolidated entities, minority interests and gain on sale of assets	(290,452)	(26,542)	(297,621)	(105,051)
Equity in income from unconsolidated entities	1,941	1,428	10,169	17,121
Minority interests	21,891	1,923	23,813	5,229
Gain on sale of assets	—	73	733	1,167

Loss from continuing operations	(266,620)	(23,118)	(262,906)	(81,534)
Discontinued operations	1,410	12,348	11,291	(18,593)

Net loss	(265,210)	(10,770)	(251,615)	(100,127)
Preferred dividends	(9,679)	(10,091)	(39,408)	(35,130)
Issuance costs of redeemed preferred stock	—	—	(6,522)	—

Net loss applicable to common stockholders	$(274,889)	$(20,861)	$(297,545)	$(135,257)

Basic and diluted per common share data:
Net loss from continuing operations	$(4.65)	$(0.56)	$(5.20)	$(1.98)

Net loss	$(4.62)	$(0.35)	$(5.01)	$(2.29)

Weighted average common shares outstanding	59,453	59,192	59,436	59,045

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FelCor Lodging Trust 2005 Operating Results
February 7, 2006

Discontinued Operations
(in thousands)
     Included in discontinued operations are the results of operations of the 18 hotels disposed of in 2004, and 19 hotels disposed of in 2005. Condensed financial information for the hotels included in discontinued operations is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Operating revenue	$3,813	$22,333	$45,970	$145,007
Operating expenses	(3,781)	(24,087)	(43,299)	(141,530)

Operating income (loss)	32	(1,754)	2,671	3,477
Direct interest costs, net	—	(861)	(918)	(3,943)
Impairment loss	(1,800)	(1,768)	(3,660)	(34,795)
Asset disposition costs	—	—	(1,300)	(4,900)
Gain on early extinguishment of debt	742	—	3,280	—
Gain on sale of depreciable assets	2,501	17,306	11,736	19,422
Minority interests	(65)	(575)	(518)	2,146

Income (loss) from discontinued operations	1,410	12,348	11,291	(18,593)
Depreciation	212	1,742	3,212	9,680
Minority interest in FelCor LP	65	575	518	(865)
Interest expense	—	864	922	2,465

EBITDA from discontinued operations	1,687	15,529	15,943	(7,313)
Gain on sale of assets	(2,501)	(17,306)	(11,736)	(19,422)
Impairment loss	1,800	1,768	3,660	34,795
Gain on early extinguishment of debt	(742)	—	(3,280)	—
Asset disposition costs	—	—	1,300	4,900

Adjusted EBITDA from discontinued operations	$244	$(9)	$5,887	$12,960

Selected Balance Sheet Data
(in thousands)

	December 31,	December 31,
	2005	2004
Investment in hotels	$3,606,502	$3,904,397
Accumulated depreciation	(1,019,123)	(948,631)

Investments in hotels, net of accumulated depreciation	$2,587,379	$2,955,766

Total cash and cash equivalents	$94,564	$119,310

Total assets	$2,919,094	$3,317,658

Total debt	$1,675,280	$1,767,122

Total stockholders’ equity	$1,031,793	$1,330,323

     At December 31, 2005, we had an aggregate of 60,209,499 shares of FelCor common stock and 2,762,540 units of FelCor LP limited partnership interest outstanding.
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FelCor Lodging Trust 2005 Operating Results
February 7, 2006

Debt Summary
(dollars in thousands)

	Encumbered	Interest Rate at		Maturity	Consolidated
	Hotels	December 31, 2005		Date	Debt
Promissory note	none	6.31		June 2016	$650
Senior unsecured term notes	none	7.63		October 2007	123,358
Senior unsecured term notes	none	9.00		June 2011	298,660
Term loan(a)	none	5.81		October 2006	225,000
Senior unsecured term notes	none	8.48	(b)	June 2011	290,000

Total unsecured debt		7.89			937,668

Mortgage debt	9 hotels	6.52		July 2014	104,282
Mortgage debt	8 hotels	6.63		May 2006(c)	117,913
Mortgage debt	7 hotels	7.32		April 2009	127,455
Mortgage debt	4 hotels	7.55		June 2009	41,912
Mortgage debt	8 hotels	8.70		May 2010	172,604
Mortgage debt	7 hotels	8.73		May 2010	133,374
Mortgage debt	1 hotel	6.77		August 2008	15,500
Mortgage debt	1 hotel	7.91		December 2007	10,457
Other	1 hotel	9.17		August 2011	5,204
Construction loan(d)	—	6.47		October 2007	8,911

Total secured debt	46 hotels	7.69			737,612

Total		7.80%			$1,675,280

(a)	This note was paid off in January 2006.

(b)	The stated interest rate on this debt is six month LIBOR (4.58% at December 31, 2005) plus 4.25%.

We have swapped $100 million of this floating rate debt for a fixed rate of 7.80%. The resulting weighted average rate on these notes was 8.48% at December 31, 2005.

(c)	This debt has two, one-year extension options, subject to certain contingencies.

(d)	The Company has a $69.8 million recourse construction loan facility for the development of a 184-unit condominium project in Myrtle Beach, South Carolina. The interest on this facility is currently based on LIBOR plus 225 basis points and is being capitalized as part of the cost of the project. The interest rate may be reduced to LIBOR plus 200 basis points when the project is 55% complete and upon satisfaction of certain other requirements.

Fixed interest rate debt to total debt	67.2%
Weighted average maturity of debt	5 years
Secured debt to total assets	25.3%
Preferred Stock
(dollars in thousands)

Liquidation Value at
December 31, 2005
Series A Cumulative Convertible Preferred Stock	$322,012
Series C Cumulative Redeemable Preferred Stock	$169,950
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FelCor Lodging Trust 2005 Operating Results
February 7, 2006

Non-GAAP Financial Measures
     We refer in this supplement to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and of the limitations upon such measures.
Reconciliation of Net Loss to FFO and Adjusted FFO
(in thousands, except per share and unit data)

	Three Months Ended December 31,
	2005			2004
			Per Share			Per Share
	Dollars	Shares	Amount	Dollars	Shares	Amount
Net loss	$(265,210)			$(10,770)
Preferred dividends	(9,679)			(10,091)

Net loss applicable to common stockholders	(274,889)	59,453	$(4.62)	(20,861)	59,192	$(0.35)
Depreciation from continuing operations	30,528		0.51	28,668		0.48
Depreciation from unconsolidated entities and discontinued operations	2,784		0.05	4,401		0.07
Gain on sale of depreciable assets	(2,501)		0.04	(17,306)		(0.29)
Minority interest in FelCor LP	(12,623)	2,763	(0.11)	(974)	2,789	(0.01)

FFO	(256,701)	62,216	(4.13)	(6,072)	61,981	(0.10)
Charge-off of deferred financing costs	2,659		0.04	866		0.01
Loss on early extinguishment of debt	11,180		0.18	4,983		0.08
Abandoned projects	265		—	—		—
Impairment loss	263,091		4.23	3,494		0.05
Impairment loss on discontinued operations	1,800		0.03	1,768		0.03
Minority interest share of impairment loss	(8,976)		(0.14)	—		—
Unvested restricted stock	—	787	—	—	438	0.01

Adjusted FFO	$13,318	63,003	$0.21	$5,039	62,419	$0.08

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FelCor Lodging Trust 2005 Operating Results
February 7, 2006

Reconciliation of Net Loss to FFO and Adjusted FFO
(in thousands, except per share and unit data)

	Year Ended December 31,
	2005			2004
			Per Share			Per Share
	Dollars	Shares	Amount	Dollars	Shares	Amount
Net loss	$(251,615)			$(100,127)
Preferred dividends	(39,408)			(35,130)
Issuance costs of redeemed preferred stock	(6,522)			—

Net loss applicable to common stockholders	(297,545)	59,436	$(5.01)	(135,257)	59,045	$(2.29)
Depreciation from continuing operations	119,323		2.01	111,836		1.89
Depreciation from unconsolidated entities and discontinued operations	12,884		0.22	18,916		0.32
Gain on sale of depreciable assets	(12,124)		(0.20)	(19,422)		(0.33)
Minority interest in FelCor LP	(13,677)	2,778	(0.09)	(6,681)	2,939	(0.08)

FFO	(191,139)	62,214	$(3.07)	(30,608)	61,984	(0.49)
Charge-off of deferred financing costs	2,659		0.04	6,960		0.11
Loss on early extinguishment of debt	8,641		0.14	44,216		0.71
Abandoned projects	265		—	—		—
Impairment loss	263,091		4.23	3,494		0.06
Impairment loss on discontinued operations	3,660		0.06	34,795		0.56
Minority interest share of impairment	(8,976)		(0.14)	—		—
Asset disposition costs	1,300		0.02	4,900		0.08
Issuance costs of redeemed preferred stock	6,522		0.10	—		—
Gain on swap termination	—		—	(1,005)		(0.02)
Unvested restricted stock	—	647	(0.01)	—	359	—

Adjusted FFO	$86,023	62,861	$1.37	$62,752	62,343	$1.01

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FelCor Lodging Trust 2005 Operating Results
February 7, 2006

Reconciliation of Net Loss to EBITDA, Adjusted EBITDA and Same-Store EBITDA
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net loss	$(265,210)	$(10,770)	$(251,615)	$(100,127)
Depreciation from continuing operations	30,528	28,668	119,323	111,836
Depreciation from unconsolidated entities and discontinued operations	2,783	4,401	12,884	18,916
Minority interest in FelCor Lodging LP	(12,623)	(974)	(13,677)	(6,681)
Interest expense	33,414	33,459	135,054	148,430
Interest expense from unconsolidated entities and discontinued operations	1,580	2,636	7,602	9,631
Amortization expense	733	1,330	2,904	2,945

EBITDA	$(208,795)	$58,750	$12,475	$184,950
Charge-off of deferred financing costs	2,659	866	2,659	6,960
Loss on early extinguishment of debt	11,180	4,983	8,641	44,216
Abandoned projects	265	—	265	—
Impairment loss	263,091	3,494	263,091	3,494
Impairment loss on discontinued operations	1,800	1,768	3,660	34,795
Minority interest share of impairment	(8,976)	—	(8,976)	—
Asset disposition costs	—	—	1,300	4,900
Gain on swap termination	—	—	—	(1,005)
Gain on sale of depreciable assets	(2,501)	(17,306)	(12,124)	(19,422)

Adjusted EBITDA	$58,723	$52,555	$270,991	$258,888
Adjusted EBITDA from discontinued operations	(244)	9	(5,887)	(12,960)
Gain on development and sale of Margate condos	—	(808)	—	(11,664)
Gain on sale of land	—	—	(344)	(1,167)

Same-Store EBITDA	$58,479	$51,756	$264,760	$233,097

Reconciliation of Adjusted EBITDA to Hotel EBITDA
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Adjusted EBITDA	$58,723	$52,555	$270,991	$258,888
Retail space rental and other revenue	(141)	(129)	(2,049)	(2,721)
Adjusted EBITDA from discontinued operations	(244)	9	(5,887)	(12,960)
Equity in income from unconsolidated entities (excluding interest and depreciation expense)	(6,635)	(6,476)	(28,858)	(35,764)
Minority interest in other partnerships (excluding interest and depreciation expense)	315	243	1,694	2,828
Consolidated hotel lease expense	14,243	12,256	57,004	51,261
Unconsolidated taxes, insurance and lease expense	(964)	(1,577)	(5,673)	(5,737)
Interest income	(1,466)	(907)	(4,100)	(2,764)
Hurricane loss	4,172	—	6,481	2,125
Corporate expenses (excluding amortization expense)	4,184	4,176	16,121	14,090
Gain on sale of land	—	(73)	(344)	(1,167)

Hotel EBITDA	$72,187	$60,077	$305,380	$268,079

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FelCor Lodging Trust 2005 Operating Results
February 7, 2006

Reconciliation of Net Loss to Hotel EBITDA
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net loss	$(265,210)	$(10,770)	$(251,615)	$(100,127)
Discontinued operations	(1,410)	(12,348)	(11,291)	18,593
Equity in income from unconsolidated entities	(1,941)	(1,428)	(10,169)	(17,121)
Minority interest	(21,891)	(1,923)	(23,813)	(5,229)
Consolidated hotel lease expense	14,243	12,256	57,004	51,261
Unconsolidated taxes, insurance and lease expense	(964)	(1,577)	(5,673)	(5,737)
Interest expense, net	31,948	32,552	130,954	145,666
Impairment loss	263,091	3,494	263,091	3,494
Hurricane loss	4,172	—	6,481	2,125
Loss on early extinguishment of debt	11,921	4,983	11,921	44,216
Charge-off of deferred financing costs	2,659	866	2,659	6,960
Gain on swap termination	—	—	—	(1,005)
Corporate expenses	4,917	5,506	19,025	17,035
Depreciation	30,528	28,668	119,323	111,836
Retail space rental and other revenue	(141)	(129)	(2,049)	(2,721)
Abandoned projects	265	—	265	—
Gain on sale of assets	—	(73)	(733)	(1,167)

Hotel EBITDA	$72,187	$60,077	$305,380	$268,079

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Total revenue	$299,861	$267,965	$1,212,179	$1,115,874
Retail space rental and other revenue	(141)	(129)	(2,049)	(2,721)

Hotel operating revenue	299,720	267,836	1,210,130	1,113,153
Hotel operating expenses	227,533	207,759	904,750	845,074

Hotel EBITDA	$72,187	60,077	$305,380	268,079

Hotel EBITDA margin	24.1%	22.4%	25.2%	24.1%
Reconciliation of Ratio of Operating Income to Total Revenue to Hotel EBITDA Margin

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Ratio of operating income to total revenue.	7.8%	5.7%	9.7%	8.6%
Retail space rental and other revenue	—	—	(0.2)	(0.2)
Unconsolidated taxes, insurance and lease expense	(0.3)	(0.7)	(0.4)	(0.5)
Consolidated hotel lease expense	4.7	4.6	4.7	4.6
Corporate expenses	1.6	2.1	1.6	1.5
Depreciation	10.2	10.7	9.8	10.1
Abandoned projects	0.1	—	—	—

Hotel EBITDA margin	24.1%	22.4%	25.2%	24.1%

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FelCor Lodging Trust 2005 Operating Results
February 7, 2006

Hotel Operating Expense Composition
(dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Reconciliation of total operating expense to hotel operating expense:
Total operating expenses	$276,522	$252,612	$1,094,694	$1,019,469
Unconsolidated taxes, insurance and lease expense	964	1,577	5,673	5,737
Consolidated hotel lease expense	(14,243)	(12,256)	(57,004)	(51,261)
Corporate expenses	(4,917)	(5,506)	(19,025)	(17,035)
Depreciation	(30,528)	(28,668)	(119,323)	(111,836)
Abandoned projects	(265)	—	(265)	—

Hotel operating expenses	$227,533	$207,759	$904,750	$845,074

Supplemental information:
Compensation and benefits expense (included in hotel operating expenses)	$96,188	$89,122	$383,632	$364,299

Reconciliation of Estimated Net Income to Estimated FFO and EBITDA
(in millions, except per share and unit data)

	First Quarter 2006 Guidance				Full Year 2006 Guidance
	Low Guidance		High Guidance		Low Guidance		High Guidance
		Per Share		Per Share		Per Share		Per Share
	Dollars	Amount(a)	Dollars	Amount(a)	Dollars	Amount (a)	Dollars	Amount (a)
Net income(b)	$6		$8		$23		$30
Preferred dividends	(10)		(10)		(39)		(39)

Net loss applicable to common stockholders(b)	(4)	$(0.07)	(2)	$(0.04)	(16)	$(0.27)	(9)	$(0.15)
Depreciation	31		31		130		130
Minority interest in FelCor LP	—		—		(1)		(1)

FFO	$27	$0.42	$29	$0.45	$113	$1.79	$120	$1.90

Net income(b)	$6		$8		$23		$30
Depreciation	31		31		130		130
Minority interest in FelCor LP	—		—		(1)		(1)
Interest expense	32		32		126		126
Amortization expense	1		1		4		4

EBITDA	$70		$72		$282		$289

(a)	Weighted average shares are 59.7 million. Adding minority interest and unvested restricted stock of 3.4 million shares to weighted average shares, provides the weighted average shares and units of 63.1 million used to compute FFO per share.

(b)	Excludes gains or losses from asset sales and debt extinguishment.
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FelCor Lodging Trust 2005 Operating Results
February 7, 2006

     Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA and Hotel EBITDA margin, are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income as a measure of our operating performance.
FFO and EBITDA
     The White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.
     EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.
Adjustments to FFO and EBITDA
     We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, Adjusted EBITDA and Same-Store EBITDA, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.
•	Gains and losses related to early extinguishment of debt and interest rate swaps — We exclude gains and losses related to early extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

•	Impairment losses — We exclude the effect of impairment losses and gains or losses on disposition of assets in computing Adjusted FFO and Adjusted EBITDA because we believe that including these is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, we believe that impairment
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FelCor Lodging Trust 2005 Operating Results
February 7, 2006

charges and gains or losses on disposition of assets represent accelerated depreciation, or excess depreciation, and depreciation is excluded from FFO by the NAREIT definition and from EBITDA.

•	Cumulative effect of a change in accounting principle — Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.
     In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of assets because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.
     To derive Same-Store EBITDA, we make the same adjustments to EBITDA as for Adjusted EBITDA and, additionally, exclude EBITDA from discontinued operations and gains and losses from the disposition of non-hotel related assets.
Hotel EBITDA and Hotel EBITDA Margin
     Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the industry and give investors a more complete understanding of the operating results over which our individual hotels and operating managers have direct control. We believe that Hotel EBITDA and Hotel EBITDA margin is useful to investors by providing greater transparency with respect to two significant measures used by us in our financial and operational decision-making. Additionally, these measures facilitate comparisons with other hotel REITs and hotel owners. We present Hotel EBITDA and Hotel EBITDA margin by eliminating corporate-level expenses, depreciation and expenses related to our capital structure. We eliminate corporate-level costs and expenses because we believe property-level results provide investors with supplemental information with respect to the ongoing operating performance of our hotels and the effectiveness of management in running our business on a property-level basis. We eliminate depreciation and amortization, even though they are property-level expenses, because we do not believe that these non-cash expenses, which are based on historical cost accounting for real estate assets and implicitly assume that the value of real estate assets diminish predictably over time, accurately reflect an adjustment in the value of our assets. To enhance the comparability of our hotel-level operating results with other hotel REITs and hotel owners, we are now disclosing Hotel EBITDA and Hotel EBITDA margin rather than hotel operating profit and hotel operating margin, previously disclosed. The purpose of the change is to remove any distortion created by unconsolidated entities and to reflect hotel-level operations as if they were fully consolidated. To reflect this, we eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by minority interest expense and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our hotels.
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FelCor Lodging Trust 2005 Operating Results
February 7, 2006

Use and Limitations of Non-GAAP Measures
     Our management and Board of Directors use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. Same-Store EBITDA is used to provide investors with supplemental information as to the ongoing operating performance of our hotels without regard to those hotels sold or held for sale at the date of presentation.
     The use of these non-GAAP financial measures has certain limitations. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA and Hotel EBITDA margin, as presented by us, may not be comparable to FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA and Hotel EBITDA margin as calculated by other real estate companies. These measures do not reflect certain expenses that we incurred and will incur, such as depreciation and interest or capital expenditures. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.
     These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. Neither should FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA, Adjusted EBITDA or Same-Store EBITDA be considered as measures of our liquidity or indicative of funds available for our cash needs, including our ability to make cash distributions. FFO per share does not measure, and should not be used as a measure of, amounts that accrue directly to the benefit of stockholders. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-Store EBITDA, Hotel EBITDA and Hotel EBITDA margin reflect additional ways of viewing our operations that we believe when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on any single financial measure.
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